CONSENT OF DIRECTOR NOMINEE

      I hereby consent to being named as a nominee to the Board of Directors of DreamWorks Animation SKG, Inc., a corporation existing under the laws of the State of Delaware, in the Registration Statement on Form S-1 filed by DreamWorks Animation SKG, Inc. with the Securities and Exchange Commission.

September 22, 2004	Signed:

/s/ MELLODY HOBSON ------------------------------------------------ Mellody Hobson